Exhibit 10.7

AGREEMENT OF THE ATTORNEY-IN-FACT OF

MANATEE INSURANCE EXCHANGE

This Attorney-in-Fact Agreement (this “Agreement”) is made effective this 30th day of January, 2024 (the “Effective Date”), by and between Manatee Insurance Exchange, a reciprocal insurer formed under the laws of the State of Florida (the “Exchange”), and Manatee Risk Management LLC, a Florida Limited Liability Company (the “AIF”). The offices of the AIF will be located, together with the principal offices of the Exchange, at 12640 Telecom Dr., Temple Terrace, FL 33637, but may be changed upon notice to the subscribers of the Exchange (each a “Subscriber” and, together, the “Subscribers”) and in compliance with the requirements of the laws of the State of Florida. The Exchange and the AIF may each be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, as part of the application for insurance by each Subscriber, each Subscriber will, pursuant to their respective Subscription Agreement and Power of Attorney (the “Subscription Agreement”), appoint the AIF to act as the Attorney-in-Fact of such Subscribers with the authority to exchange reciprocal insurance contracts among the Subscribers and to manage and conduct the day-to-day business operations of the Exchange; and,

WHEREAS, the Exchange and the AIF desire to set forth the terms and conditions upon which the AIF will accept and carry out its appointment as Attorney-in-Fact for the Subscribers to exchange their reciprocal insurance contracts and to manage and conduct the business and affairs of the Exchange.

NOW, THEREFORE, in consideration of the mutual covenants and consideration contained in this Agreement and intending to be legally bound hereby, the Exchange and the AIF agree as follows:

1. Acceptance of Appointment as Attorney-in-Fact. The AIF hereby accepts its appointment as Attorney-in-Fact of the Exchange pursuant to the Subscription Agreement to be executed by each Subscriber and agrees, as Attorney-in-Fact, to exchange reciprocal insurance contracts among the Subscribers as set forth in the Subscription Agreement.

2. Management Services. the AIF will furnish ( directly or indirectly through its affiliates or third-party service providers) all employees and resources to perform necessary and appropriate management services for the exchange. It is understood that all such management services shall be performed in accordance with such policies and standards as may be established from time to time by the AIF as the Attorney-in-Fact, as well as in accordance with sound insurance and actuarial practices and procedures and any applicable laws. Those management services include, without limitation by reason of specification, the following functions on behalf of the Exchange:

(a) The administration and management of the day-to-day insurance business of the Exchange, including, without limitation, the provision of all personnel for underwriting, claims, marketing, financial, legal and information technology functions and the provision of all senior management;

(b) The solicitation, receipt, and acceptance or rejection of applications for insurance and the determination of the acceptability of the risks involved in accordance with sound insurance underwriting policies and standards;

(c) The exchange of any and all kinds of reciprocal insurance contracts with Subscribers;

(d) The underwriting, classification, rating and issuance of policies, endorsements and binders of insurance for the Exchange in accordance with customary insurance practices;

(e) The establishment and maintenance of complete and accurate records of all reciprocal insurance contracts exchanged by the AIF on behalf of the Exchange in accordance with the policies and standards established by the AIF;

(f) The collection, receipt, processing, and accounting for all funds received as payments of insurance premiums, contributions to surplus, and other receipts of, and the timely deposit of all such funds in a Federal Reserve System member bank or banks in the name of the Exchange in accordance with the policies and procedures established by the AIF; the establishment and monitoring of loss reserves in accordance with sound insurance and actuarial practices and procedures; the borrowing of money on behalf of the Exchange; the maintenance of all funds in accordance with applicable law; and the investment of assets in accordance with applicable legal requirements and the advice or instructions of investment advisors retained by the AIF, at the expense of the Exchange;

(g) The establishment and maintenance of all financial and business records required by applicable laws, regulations, generally accepted insurance and accounting practices and in accordance with the policies and standards established by the AIF; and the preparation of all reports required by governmental and nongovernmental regulatory and supervisory authorities;

(h) The placement of reinsurance as required by law or by sound and accepted insurance and business practices, the payment of reinsurance premiums thereof at the expense of the Exchange, the maintenance of all necessary records in connection with such reinsurance, and the taking of all actions or the making of any claims required or permitted by such reinsurance;

(i) The provision and maintenance, directly, or indirectly through a third party claims administrator, of adequate claims supervision and facilities for the timely processing of all claims, notices, and proofs of loss against the Exchange and for the timely payment of claims on behalf of and at the expense of the Exchange, including the employment of claims adjusters, attorneys and other personnel to handle claims on behalf of the Exchange, with all allocated costs, unallocated costs and claim expenses to be paid by the Exchange;

(j) The retention of investment advisors, financial advisors, actuaries, legal counsel, and other necessary consultants, at the expense of the Exchange;

(k) The preparation of mailings, advertisements, newsletters and other promotional and marketing materials for and on behalf of the Exchange;

(1) The monitoring of legal affairs of the Exchange, including compliance with applicable legal requirements and the making of required filings with the Florida Office of Insurance Regulation (the “Office”) and all other governmental authorities having jurisdiction over the Exchange;

(m) The appointment, supervision and termination of a managing general agent, agents, brokers, and personnel on behalf of the Exchange, and the payment to them of fees, including but not limited to statutory per-policy fees, or commissions at the expense of the Exchange, for insurance coverages placed with the Exchange in such amounts as shall be determined by the AIF;

(n) The development and maintenance of all systems and procedures necessary to comply with any insurer anti-fraud requirements of the State of the Exchange and any other jurisdiction in which the Exchange is authorized to conduct business;

(o) The commencement and defense, at the expense of the Exchange, of legal and administrative proceedings brought by or against the Exchange including acceptance of service of process on behalf of the Exchange, entering legal appearances on behalf of the Exchange and the compromise, adjustment, prosecution, litigation, defense, settlement, and appeal of losses and claims; and

(o) The taking of all such other actions as the AIF determines to be necessary, advisable or proper in order for the AIF to discharge its responsibilities and duties under this Agreement.

3. Management and Other Fees.

(a) As compensation for the management services to be performed by the AIF as Attorney-in-Fact on behalf of the Exchange, as set forth in Section 2 above, the Exchange agrees that the AIF is authorized to retain the following percentages of annual gross written premiums:

( i) underwriting and marketing management services provided to the Exchange, the AIF will receive as compensation an amount equal to seventeen percent ( 17%) of the annual gross premium written by the Exchange.

(ii) claims management services for non-catastrophic claims pursuant to the attached Claims Service Fee Schedule, plus an amount equal to three percent (3%) of the annual gross premium written by the Exchange

(iii) claims management services for catastrophic claims pursuant to the attached Claims Service Fee Schedule.

(b) The percentages set forth in Section 3(a) above may be adjusted at any time as agreed to by both the Exchange and the AIF, subject to the written approval of the Office.

(c) At the sole discretion of the AIF, the AIF may waive fees from the Exchange as a method to build or maintain surplus in the Exchange.

4. Payment of Expenses of the Exchange. The AIF, on behalf of the Exchange, is authorized to utilize the funds of the Exchange, or utilize its own funds and be reimbursed by the Exchange, to pay all of the expenses of the Exchange, including, without limitation, by reason of specification, losses/loss adjustment expenses related to the adjustment of catastrophe claims, any loss adjustment expenses, investment expenses, legal expenses, reinsurance, court costs, taxes, assessments, license fees, membership fees, the fees of attorneys, actuaries, accountants and investment and other advisors, governmental fines and penalties, the establishment and maintenance of loss and unearned premium reserves and surplus, reinsurance premiums and costs, audit fees, guaranty fund assessments, commission to authorized agents and brokers, fees, including but not limited to statutory per-policy fees, to a managing general agent, and all other costs necessary for the proper and efficient operation of the Exchange, including fees related to: (a) the startup and formation of the Exchange and (b) services provided by vendors to the Exchange and the AIF. Additionally, the AIF will procure, at the expense of the Exchange, directors and officers liability insurance coverages for the AIF and the members of the Subscribers Advisory Committee (as organized under the Subscription Agreement and applicable law, the “SAC”).

5. Records; Right to Audit. The AIF will keep records for the benefit of the Exchange of recording the nature and details of the management services and financial transactions undertaken for the Exchange pursuant to this Agreement. All books and records maintained by the AIF pertaining to the management services performed by the AIF as Attorney-in Fact for the Subscribers pursuant to this Agreement are owned by the Exchange. These books and records will be maintained by the AIF in a fiduciary capacity for the Exchange. the Exchange, and any regulatory authority having jurisdiction over the Exchange, will have the right to examine and audit, at the offices of the AIF, at all reasonable times, all books and records of the Exchange that pertain to the management services performed by the AIF as Attorney-in-Fact for the Subscribers. This right of examination and audit will survive the termination of this Agreement and will remain in effect for as long as either the Exchange or the AIF has any rights or obligations under this Agreement.

6. Subscriber’s Advisory Committee Grievance Procedure. After the Exchange has been in operation for one year, the senior management of the AIF will meet on a quarterly basis with the SAC to discuss any issues of concern made known by the Subscribers to the SAC. By the next quarterly meeting, if not sooner, the senior management of the AIF will provide the SAC with a written response to any issues of concern presented at the prior meeting, if any, including a description of the actions the AIF has undertaken to address the issues of concern in accordance with customary insurance practices. At the next meeting, the SAC shall advise the senior management of the AIF if the actions it took are reasonably addressing the issues of concern as originally presented. If a majority of the members of the SAC are not reasonably satisfied with the results of the actions undertaken, the SAC shall present the issues of concern to the Office for consideration in the sole discretion of the Office. For the avoidance of doubt, the role of the Office is not to mediate or settle disputes between the SAC and AIF related to contractual interpretation; rather, the Office’s function is to ensure that the AIF and Exchange comply with the Subscription Agreement, this Charter, and applicable Florida law.

7. Term and Termination.

(a) Term. This Agreement shall become effective as of the Effective Date, and shall continue in effect for a five-year term thereafter (the “Initial Term”), subject only to the right of termination as set forth in Section 7(b). After the expiration of the Initial Term, this Agreement shall automatically renew for additional three-year terms (each a “Renewal Term”) subject to the right of termination set forth in section 7(b).

(b) Termination. This Agreement may be terminated as follows:

(i) Mutual Termination. This Agreement may be terminated at any time by the written mutual agreement of both Parties.

(ii) Termination with Cause. the Exchange, acting through the SAC, may terminate this Agreement if (A) acourt of competent jurisdiction has determined by a final order that an event has occurred that constitutes a material breach of this Agreement or (B) the Office has suspended or revoked the license of the Exchange.

8. Advance of Money by Attorney-in-Fact. The Subscriber understands and agrees that the AIF may advance to the Exchange any amount of money necessary to conduct the business of the Exchange, including any amount necessary to enable the Exchange to comply with a legal requirement. Subject to the approval of the Office, the advanced amount and any agreed interest on that amount, not exceeding two percent (2%) per year, should the AIF decide to impose such interest: (i) is payable only from the surplus of the Exchange remaining after providing for all reserves, other liabilities, and required surplus; and (ii) may not otherwise be a liability or claim against the Exchange or any of the Exchange’s assets. The Subscriber further understands and agrees that a commission, promotion expense, or other bonus may not be paid in connection with the advance of money to the Exchange and that the amount of each advance must be reported in the Exchange’s annual report.

9. Arbitration.

(a) As a condition precedent to any right of action arising under or out of this Agreement, the AIF agrees that that any and all disputes or differences, including disputes concerning the formation and/or validity of this Agreement, and including any and all disputes, differences, or allegations involving individual members of the SAC, shall be submitted to arbitration before a panel of three arbitrators, each of whom shall be an active or retired disinterested officer of a property and casualty insurance company.

(b) Arbitrator selection will be accomplished as follows:

i.

As to any rights of action brought by the AIF against the Exchange, one arbitrator shall be chosen by the SAC on behalf of the Exchange, one arbitrator shall be chosen by the AIF, and the third arbitrator will be chosen by the other two arbitrators. In the event any Party does not appoint an arbitrator within 60 days after the other Party requests it to do so, or if the two arbitrators selected by the

SAC and the AIF fail to agree upon a third arbitrator within 30 days of the appointment of the second arbitrator to be appointed, the arbitrator or arbitrators, as the case may be, will, upon the application of any Party, be appointed by the American Arbitration Association and the arbitrators will proceed. The decision of the majority of the arbitrators will be final and binding on all Parties. Each Party will bear the expense of its own arbitrator and one-half of the expenses of the third arbitrator and of the arbitration. Arbitration taking place under this section will take place in the Exchange unless otherwise agreed by the Parties in writing.

ii.

As to any rights of action brought by the Subscriber against one or all of the members of the SAC, one arbitrator shall be chosen by the AIF, one arbitrator will be chosen by the member or members of the SAC that are involved in the arbitration, and the third arbitrator will be chosen by the other two arbitrators. In the event any party to the arbitration does not appoint an arbitrator within 60 days after the other party to the arbitration requests it to do so, or if the two arbitrators selected by the AIF and SAC member(s) fail to agree upon a third arbitrator within 30 days of the appointment of the second arbitrator to be appointed, the arbitrator or arbitrators, as the case may be, will, upon the application of any party to the arbitration, be appointed by the American Arbitration Association.

(c) The decision of the majority of the arbitrators will be final and binding on all parties to the arbitration. Each party to the arbitration will bear the expense of its own arbitrator and one-half of the expenses of the third arbitrator and of the arbitration. Any such arbitration expenses which may be incurred on behalf of individual members of the SAC will be borne by the Exchange. Arbitration taking place under this section will take place in Florida unless otherwise agreed in writing by the parties to the arbitration.

(d) Although the Parties understand that all disputes or differences concerning the Parties’ rights or obligations under this Agreement must be resolved pursuant to binding arbitration in accordance with paragraph (a) of this Section 9, which supersedes this paragraph, any action, litigation, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby, including the enforceability of the provisions of paragraph 9(a) hereof, shall be brought solely in federal or state courts of competent jurisdiction sitting in the courts located in Florida, and each of the Parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of such courts.

(e) Notwithstanding any dispute or difference of opinion arising under this Agreement, the Exchange and the AIF must fulfill all obligations under the reciprocal insurance contracts exchanged by the Subscribers.

10. Indemnification.

(a) the Exchange will indemnify, defend and hold harmless the AIF and each member, officer, director, employee and agent thereof (each an “Indemnified Party”), from and against all claims, losses, damages, liabilities and expenses, including, without limitation, settlement costs and any reasonable legal fees and expenses or other expenses for investigating and defending any actions or threatened actions incurred by an Indemnified Party as a result of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Exchange, relating to or arising out of the services provided by the AIF hereunder, except to the extent the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted the willful misconduct or recklessness of the Indemnified Party.

(b) the Exchange will pay expenses incurred by an Indemnified Party in defending any action or proceeding referred to in this Section 10 in advance of the final disposition as they are incurred in such action or proceeding; provided, however, that the Exchange receives an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Exchange.

(c) As soon as practicable after receipt by any Indemnified Party of notice of the commencement of any action, suit or proceeding specified in Section 10(a) above (“Action”), such person shall, if a claim may be made against the Exchange under this Section 10, notify the Exchange in writing of the Action; provided, however, that the omission to notify the Exchange will not relieve the Exchange of any liability under this Section 10 unless the Exchange is prejudiced thereby. With respect to any such Action as to which such person notifies the Exchange, the Exchange may participate in the Action at its own expense. the Exchange may, independently or jointly with any other indemnifying party assume the defense of the Action, with counsel selected by the Exchange. Counsel selected by the Exchange shall be reasonably satisfactory to the Indemnified Party. After notice from the Exchange of its election to assume the defense, the Exchange will not be liable to the Indemnified Party under this Section 10 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of the Action. The Indemnified Party will have the right to hire his or her own counsel in such action, but the fees of such counsel incurred after notice from the Exchange of its assumption of the defense of the Action will be at the expense of the Indemnified Party unless: (i) the employment of counsel by the Indemnified Party shall have been authorized by the Exchange, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Exchange and such person in the conduct of the defense of such proceeding, or (iii) the Exchange did not employ counsel to assume the defense of the Action and the Indemnified Party shall have reasonably concluded that there may be a conflict of interest if indemnification under this Section 10 is not paid or made by the Exchange, or on its behalf, within 90 days after a written claim for indemnification has been received by the Exchange. Thereafter, the Indemnified Party may bring suit against the Exchange to recover the unpaid amount of the claim.

(d) The right to indemnification and the right to advancement of expenses provided in this Section 10 shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Exchange. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Exchange.

11. Notices. All notices, requests, demands, claims, and other communications between the Parties concerning the content and purpose of this Agreement shall be sent in writing by personal delivery, fax or by mail, registered or certified, postage pre-paid. Notices shall be addressed to the Parties as follows, or to such other addresses as may be specified by a Party from time to time by like written notice to the other Party:

If to the Exchange:

STEVEN HOFFMAN

12640 TELECOM DRIVE

TEMPLE TERRACE, FL 33637

If to the AIF:

JENNIFER COTUGNO

12640 TELECOM DRIVE

TEMPLE TERRACE, FL 33637

Notices delivered personally shall be deemed communicated as of actual receipt; faxed notices shall be deemed communicated upon confirmation of having been sent; and mailed notices shall be deemed communicated as of three business days after mailing.

12. Miscellaneous

(a) This Agreement and all matters relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the substantive laws of the State of the Exchange, without giving effect to the principles of the conflict of laws or the rules thereof that might require the application of the laws of another jurisdiction.

(b) the AIF is authorized, at its expense, to contract with others for the performance of the management services it has agreed to provide to the Exchange under this Agreement; provided, however, that the AIF will remain responsible to the Exchange for the proper and timely performance of all management services set forth in this Agreement.

(c) This Agreement may be amended at any time by an instrument in writing executed by the Parties with the prior written approval of the Office.

(d) This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

(e) This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

(f) The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

(h) Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(i) No failure on the part of any Party to this Agreement to exercise any right or remedy under this Agreement, and no delay on the part of any Party to this Agreement in exercising any right or remedy under this Agreement, shall constitute a waiver of such right or remedy, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or of any other right or remedy.

(j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A party may deliver this Agreement by transmitting a facsimile or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like) to the other party, which facsimile or other electronic signature shall be deemed an original for all purposes.

*   *   *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written by the undersigned thereunto duly authorized.

Manatee Insurance Exchange		Manatee Risk Management LLC, Attorney-in-Fact of Manatee Insurance Exchange

Signature:	/s/ John Burns	Signature:	/s/ Steven Hoffman
Name:	John Burns	Name:	Steven Hoffman
Title:	Chair – Subscriber Advisory Committee	Title:	Chief Financial Officer
Date:	January 30, 2024	Date:	January 30, 2024

Claims Service Fee Schedule

[Omitted]